Exhibit C6

Project Piston

PRESENTATI O N T O T H E S P E C I A L C O M M I T T E E

S E P T E M B E R 6 , 2 0 1 6 | C O N F I D E N T I A L

Table of Contents

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21 Cost of Capital Considerations 22 Selected Companies—Operating Statistics 28 Company Financial Performance Observations 32 Implied Premiums Paid Observations 35

5. Disclaimer 37

CONFIDENTIAL 2

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21

5. Disclaimer 37

Summary of Selected Transaction Terms1

Parties to the Transaction: Conditions to Closing include:

American Entertainment Properties Corp. (“Acquiror”) Participation in the Tender Offer of a majority of holders of

IEH FM Holdings LLC, a wholly-owned subsidiary of Acquiror Piston common stock not affiliated with Acquiror or related entities

Piston (“Company”)

No-Solicitation:

Form of Transaction2:

No-Solicitation provision, subject to fiduciary out in event of the

Tender Offer and Merger receipt of a superior proposal

Form of Consideration: Termination:

Cash Mutual consent

Merger not consummated by March 15, 2017

Transaction Consideration:

Offer expires for failure to achieve Minimum Condition

$9.25 per share of Piston Common Stock

Special Committee makes Superior Proposal Change of

Recommendation

Treatment of Stock Appreciation Rights:

Order enjoining the Transaction

Stock Appreciation Rights remain outstanding subject to vesting and other restrictions contained in such award agreements Uncured breach of representations resulting in Tender

Conditions not being satisfied

1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction.

2. The two-step Transaction will consist of a Tender Offer and “back-end” Merger in accordance with Section 267 of the Delaware General Corporation Law, and

will be effected through a wholly-owned subsidiary of Acquiror. In the first step IEH FM Holdings LLC will, and Acquiror will cause IEH FM Holdings LLC to,

commence a Tender Offer to purchase any and all outstanding shares of Piston common stock at a price of $9.25 per share in cash (the “Offer Price”). In the second step, which will be undertaken promptly following the acceptance for payment of tendered shares of Piston common stock, (i) IEH FM Holdings LLC will merge with the Company, (ii) each outstanding share of Piston common stock not owned by the Company, Acquiror or IEH FM Holdings LLC (except for dissenting shares) will be converted into the right to receive a cash amount equal to the Offer Price (the “Merger Consideration” and, together with the Offer Price,

as applicable, the “Transaction Consideration” ) and (iii) the Company will become a wholly-owned subsidiary of Acquiror.

Source: Draft dated 9/5/2016 of the Agreement and Plan of Merger (“Transaction Agreement”).

CONFIDENTIAL 4

Updates to Financial Analyses Since September 5, 2016 Preliminary Discussion Materials

Since the preliminary Special Committee discussion materials on September 5, 2016, the following updates have been made:

Stock prices and other publicly available financial information for the selected companies have been updated to market close as of September 2, 2016 (refer to following page for further details).

LTM: Selected Adjusted Enterprise Value/Adjusted EBITDAP multiple range of 5.50x to 6.50x for Powertrain was unchanged, selected Adjusted Enterprise Value/Adjusted EBITDAP multiple range of 8.50x to 9.50x for Motorparts was unchanged CY 2016E: Selected Adjusted Enterprise Value/Adjusted EBITDAP multiple range of 5.25x to 6.25x for Powertrain was unchanged, selected Adjusted Enterprise Value/Adjusted EBITDAP multiple range of 8.50x to 9.50x for Motorparts was unchanged CY 2017E: Selected Adjusted Enterprise Value/Adjusted EBITDAP multiple range of 4.75x to 5.75x for Powertrain was unchanged, selected Adjusted Enterprise Value/Adjusted EBITDAP multiple range of 7.50x to 8.50x for Motorparts was unchanged

Discounted cash flow analysis reflects updated market data and present value date (see page 15)

Stock prices, betas, risk-free rate and other public information in the weighted average cost of capital calculation have been updated to market close as of September 2, 2016 Pension-adjusted WACC of 10.2% unchanged from September 5, 2016 preliminary Special Committee discussion materials; selected range of discount rates of 9.75% to 10.75% was unchanged

Based on discussions with Company management, there were minor updates to the Company’s historical financials and no changes to the projections

Illustrative Preliminary Financial Analyses (EBITDA) no longer included

CONFIDENTIAL 5

Recent Market Updates

- The below schedule highlights recent changes in market multiples of the selected companies. The schedule shows both updated market multiples (based on pricing and analyst consensus estimates for each of the selected companies based on information available as of September 2, 2016 market close) and corresponding September 1, 2016 information included in the September 5, 2016 preliminary Special Committee discussion materials.

(dollars in millions, except per share values)

	September 1, 2016			September 2, 2016			Change		
	Adjusted Enterprise Value[1] to Adjusted EBITDAP			Adjusted Enterprise Value[1] to Adjusted EBITDAP			Adjusted Enterprise Value[1] to Adjusted EBITDAP		
Selected Company	LTM	CY 2016E[2]	CY 2017E[2]	LTM	CY 2016E[2]	CY 2017E[2]	LTM	CY 2016E[2]	CY 2017E[2]
Powertrain									
BorgWarner Inc.	6.5x	6.4x	6.2x	6.6x	6.5x	6.2x	0.1x	0.1x	0.0x
Carraro SpA	6.1x	*NA*	*NA*	6.1x	*NA*	*NA*	0.0x	*NA*	*NA*
Cummins Inc.	7.8x	8.6x	8.9x	7.8x	8.7x	8.9x	0.0x	0.1x	0.0x
Dana Incorporated	6.0x	5.1x	5.0x	6.0x	5.2x	5.0x	0.0x	0.1x	0.0x
DENSO Corporation	5.0x	5.2x	5.0x	5.0x	5.2x	5.0x	0.0x	0.0x	0.0x
ElringKlinger AG	7.0x	6.8x	6.0x	7.1x	6.9x	6.1x	0.1x	0.1x	0.1x
Linamar Corp.	4.9x	4.6x	4.4x	4.8x	4.6x	4.3x	-0.1x	0.0x	-0.1x
Metaldyne Performance Group Inc.	5.8x	5.5x	5.2x	5.8x	5.5x	5.3x	0.0x	0.0x	0.1x
Modine Manufacturing Company	6.0x	5.7x	5.1x	6.1x	5.8x	5.1x	0.1x	0.1x	0.0x
Schaeffler AG	6.1x	6.0x	5.7x	6.2x	6.1x	5.8x	0.1x	0.1x	0.1x
Low	4.9x	4.6x	4.4x	4.8x	4.6x	4.3x	-0.1x	0.0x	-0.1x
High	7.8x	8.6x	8.9x	7.8x	8.7x	8.9x	0.0x	0.1x	0.0x
Median	6.1x	5.7x	5.2x	6.1x	5.8x	5.3x	0.0x	0.1x	0.1x
Mean	6.1x	6.0x	5.7x	6.2x	6.0x	5.7x	0.0x	0.0x	0.0x
Motorparts									
Dorman Products, Inc.	12.2x	11.6x	10.8x	12.3x	11.8x	11.0x	0.1x	0.2x	0.2x
Genuine Parts Company	13.0x	12.1x	11.4x	13.1x	12.1x	11.4x	0.1x	0.0x	0.0x
Motorcar Parts of America, Inc.	11.6x	7.7x	6.1x	11.7x	7.8x	6.2x	0.1x	0.1x	0.1x
Standard Motor Products Inc.	9.6x	9.1x	8.9x	9.7x	9.2x	9.0x	0.1x	0.1x	0.1x
Low	9.6x	7.7x	6.1x	9.7x	7.8x	6.2x	0.1x	0.1x	0.1x
High	13.0x	12.1x	11.4x	13.1x	12.1x	11.4x	0.1x	0.0x	0.0x
Median	11.9x	10.3x	9.8x	12.0x	10.5x	10.0x	0.1x	0.2x	0.2x
Mean	11.6x	10.1x	9.3x	11.7x	10.2x	9.4x	0.1x	0.1x	0.1x

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Adjusted Enterprise Value equals equity market value + minority interest + debt outstanding + preferred stock – cash and cash equivalents + tax-effected underfunded pension and post-employment liabilities.
2. Multiples based on forward-looking financial information for DENSO Corporation, Motorcar Parts of America, Inc. and Modine Manufacturing Company have been calendarized to the Company's fiscal year-end of December 31. All other companies shown have December 31 fiscal year-ends.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for which financial information has been made public.
NA refers to Not Available.
Source: Bloomberg, Capital IQ, public filings.

CONFIDENTIAL

HOULIHAN LOKEY | 6

Financial Analyses Summary (Pension-Adjusted)



Implied Equity Value Per Share
$15.00
$13.00
$11.00
$9.00
$7.00
$5.00
$3.00
$11.10
$6.09
$11.30
$6.17
$13.07
$7.26
$12.48
$6.32
Per Share Transaction Consideration: $9.25
Piston Unaffected Closing Stock Price Per Share on 2/26/2016: $4.98
Selected Companies Analysis (Sum-of-the-Parts)
Selected Companies Analysis (Sum-of-the-Parts)
Selected Companies Analysis (Sum-of-the-Parts)
Discounted Cash Flow Analysis (Consolidated)

Powertrain 5.50x - 6.50x LTM ended 6/30/2016 Adjusted EBITDAP	Powertrain 5.25x - 6.25x CY 2016E Adjusted EBITDAP	Powertrain 4.75x - 5.75x CY 2017E Adjusted EBITDAP	Perpetuity Growth Rate Range: 1.75% - 2.25%
Motorparts 8.50x - 9.50x LTM ended 6/30/2016 Adjusted EBITDAP	Motorparts 8.50x - 9.50x CY 2016E Adjusted EBITDAP	Motorparts 7.50x - 8.50x CY 2017E Adjusted EBITDAP	Discount Rate Range: 9.75% - 10.75%

Note: No particular weight was attributed to any analysis. Based on 169,040,651 outstanding basic shares and no dilutive shares as of September 2, 2016, per Piston public filings and Company management. The Company has stock appreciation rights outstanding that trigger a payment obligation in the event value exceeds ~$19 / share, per Company management.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
LTM refers to Latest 12 Months.
Source: Piston financial projections prepared by Piston management.

CONFIDENTIAL
HOULIHAN LOKEY 7

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21

5. Disclaimer 37

Financial Analyses Summary (Pension-Adjusted)

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis			Selected Companies Analysis			Selected Companies Analysis			Discounted Cash Flow Analysis		
	LTM ended 6/30/2016 Adjusted EBITDAP			CY 2016E Adjusted EBITDAP			CY 2017E Adjusted EBITDAP			Pension-Adjusted Perpetuity Growth		
Powertrain												
Corresponding Powertrain Base Amount		$478			$494			$560			Perpetuity	
Selected Multiple Range	5.50 x	--	6.50 x	5.25 x	--	6.25 x	4.75x	--	5.75x		Growth Rate Range:	
Implied Powertrain Enterprise Value from Operations Reference Range	$2,630	--	$3,108	$2,596	--	$3,091	$2,659	--	$3,219	1.75%	--	2.25%
Motorparts											Discount Rate Range:	
Corresponding Motorparts Base Amount		$252			$258			$308		9.75%	--	10.75%
Selected Multiple Range	8.50 x	--	9.50 x	8.50 x	--	9.50 x	7.50 x	--	8.50 x			
Implied Motorparts Enterprise Value from Operations Reference Range	$2,144	--	$2,397	$2,192	--	$2,450	$2,313	--	$2,621			
Consolidated Enterprise Value from Operations Range												
Corresponding Base Amount		$731			$752			$869				
Implied Consolidated Multiple Range	6.5 x	--	7.5 x	6.4 x	--	7.4 x	5.7 x	--	6.7 x			
Consolidated Enterprise Value from Operations Reference Range[1]	$4,775	--	$5,505	$4,788	--	$5,540	$4,971	--	$5,840	$4,892	--	$5,817
Add: Cash and Cash Equivalents Attributable to the Company[2]	$273	--	$273	$273	--	$273	$273	--	$273	$273	--	$273
Add: Investments in Non-consolidated Affiliates (Cost Method)[3]	$8	--	$8	$8	--	$8	$8	--	$8	$8	--	$8
Add: Real Estate Assets Held for Sale[4]	$45	--	$45	$45	--	$45	$45	--	$45	$45	--	$45
Add: Value of NOLs and Tax Credits[5]	$79	--	$79	$79	--	$79	$79	--	$79	$0	--	$0
Implied Total Enterprise Value Reference Range	$5,180	--	$5,911	$5,193	--	$5,946	$5,377	--	$6,245	$5,219	--	$6,144
Less: Debt Attributable to the Company[6]	$3,096	--	$3,096	$3,096	--	$3,096	$3,096	--	$3,096	$3,096	--	$3,096
Less: Adjusted Underfunded Pension (and OPEB) Liability as of 6/30/2016[7]	$1,036	--	$921	$1,036	--	$921	$1,036	--	$921	$1,036	--	$921
Less: Net Environmental Liabilities[8]	$13	--	$13	$13	--	$13	$13	--	$13	$13	--	$13
Less: Net Asset Retirement Obligations[9]	$5	--	$5	$5	--	$5	$5	--	$5	$5	--	$5
Implied Total Equity Value Reference Range	$1,030	--	$1,876	$1,043	--	$1,911	$1,227	--	$2,210	$1,069	--	$2,109
Shares Outstanding[10]	169.0	--	169.0	169.0	--	169.0	169.0	--	169.0	169.0	--	169.0
Implied Per Share Equity Value Reference Range	$6.09	--	$11.10	$6.17	--	$11.30	$7.26	--	$13.07	$6.32	--	$12.48

Source: Piston financial projections prepared by Piston management. *Refer to next page for additional notes.*

CONFIDENTIAL

HOULIHAN LOKEY | 9

Financial Analyses Summary (Pension-Adjusted) (cont.) – Footnotes

1. Represents sum of implied enterprise value from operations reference ranges for Powertrain and Motorparts.
2. Reflects the Company's cash balance of $290 million (including $95 million of offshore cash subject to repatriation tax as of December 31, 2015), net of $17 million of pro rata cash attributable to non-controlling interests as of June 30, 2016, per Company management. Assumes no cash from non-consolidated JVs attributable to the Company, per Company management.
3. Represents book value of investments in non-consolidated affiliates accounted for using cost method as of December 31, 2015 (no information available as of June 30, 2016), for which earnings are not captured in the Company's adjusted EBITDA (given insufficient available information), per Company management. Does not include book value of investments in non-consolidated affiliates accounted for using equity method of approximately $258 million (as of June 30, 2016), for which earnings are captured in the Company's adjusted EBITDA, per Company management.
4. Represents estimated value of non-core real estate assets held or available for sale, net of associated sales costs, environmental liabilities and asset retirement obligations, per the Company's real estate brokers and Company management.
5. Based on $79 million of $1,059 million of asset value of Company NOLs and tax credits not offset by valuation allowance as of June 30, 2016, per Company management. NOLs and tax credits are incorporated in discounted cash flow analysis through assumed 20.0% tax rate, per Company management. The Company also has a Tax Allocation Agreement ("TAA") with American Entertainment Properties Corp. ("AEP") pursuant to which the Company has contractual rights to 20% of economics of savings generated by AEP's NOL usage. However, per Company management, no NOLs have been used by AEP since inception of the TAA in July 2013 and Company management is unaware of AEP plans to utilize NOLs going forward.
6. Reflects total debt outstanding of $3,109 million, net of $13 million of debt attributable to non-controlling interests as of June 30, 2016, per Company management. Assumes no debt from non-consolidated JVs attributable to the Company, per Company management.
7. Range reflects discount of 10% to 20% relative to the Company's underfunded pension and post-retirement liabilities of $1,151 million as of June 30, 2016 based on, among other considerations, the following factors, per Company management: (i) approximately 90% of the Company's obligations reside in the U.S. and Germany, (ii) the Company is not a taxpayer in the U.S. and is not projected to generate income in the U.S. and (iii) the Company pays corporate taxes in Germany based on a corporate rate of 30%.
8. Reflects estimated cost of remediating hazardous substances at third-party sites pursuant to certain national, state and provincial environmental laws and is based on accruals per the Company's Form 10-Q as of June 30, 2016 and Company management; does not include $44 million of "reasonably possible" exposure based on ongoing assessments, per Company management; figure net of environmental liabilities associated with real estate assets held for sale.
9. Reflects estimated remediation costs associated with removing hazardous building materials from the Company's facilities, per Company management; figure net of asset retirement obligations associated with real estate assets held for sale.
10. Based on 169,040,651 outstanding basic shares and no dilutive shares as of September 2, 2016, per Piston public filings and Company management. The Company has stock appreciation rights outstanding that trigger a payment obligation in the event value exceeds ~$19 / share, per Company management.

Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
E refers to Estimated.
CY refers to Calendar Year.
LTM refers to Latest 12 Months.
Source: Piston financial projections prepared by Piston management.

CONFIDENTIAL

HOULIHAN LOKEY | 10

Selected Consolidated Historical and Projected Financial Data

(dollars in millions) HistoricalProjected

Fiscal Year Ended December 31, LTM EndedFiscal Year Ending December 31,2013—20152015—2020

2013 201420156/30/20162016E2017E2018E2019E2020ECAGRCAGR

Total Revenue¹ $6,786 $7,317$7,419$7,443$7,502$7,914$8,297$8,593$8,9734.6%3.9%

Growth % 5.3% 7.8%1.4%—1.1%5.5%4.8%3.6%4.4%

Less: Cost of Goods Sold 5,766 6,2606,3456,3186,3166,5966,8667,1317,434

Gross Profit $1,020 $1,057$1,074$1,125$1,186$1,318$1,431$1,462$1,539

Margin% 15.0% 14.4%14.5%15.1%15.8%16.7%17.2%17.0%17.2%

Less: Selling, General and Administrative Expenses2,3 719 776794804827866886901913

Less: Restructuring Expense 21 8689703536151825

Less: Other Operating Expense² 58 2041901876765727372

Add: Depreciation & Amortization Expense³ 296 334341355373384404426425

Add: Earnings in Non-consolidated JVs Attributable to Piston 34 4856615760676870

Less: EBITDA in Consolidated JVs Attributable to Minority Interests NA 1920202326293234

Add: Adjustments 38 24823220920297710

Adjusted EBITDA $590 $602$610$669$684$798$907$940$1,0001.7%10.4%

Growth % 22.7% 2.2%1.2%—12.2%16.6%13.8%3.6%6.5%

Margin% 8.7% 8.2%8.2%9.0%9.1%10.1%10.9%10.9%11.1%

Add: Pension (and OPEB) Expense 56 5262626871716561

Adjusted EBITDAP $646 $654$672$731$752$869$978$1,005$1,0612.0%9.6%

Growth % — 1.4%2.6%—12.0%15.5%12.6%2.7%5.6%

Margin % 9.5% 8.9%9.1%9.8%10.0%11.0%11.8%11.7%11.8%

Less: Depreciation & Amortization Expense³ 294 334341355373384404426425

Adjusted EBITP³ $352 $320$331$376$379$485$574$579$636-3.0%14.0%

Less: Pension (and OPEB) Expense 56 5262626871716561

Adjusted EBIT³ $296 $268$269$314$311$414$503$514$575-4.7%16.5%

Adjusted EBITDAP—CapEx $266 $235$232$312$318$450$569$575$631

Adjusted EBITDA—CapEx $210 $183$170$250$250$379$498$510$570

Note: Historical financials show n above do not reflect pro forma adjustments for Affinia and Honeyw ell acquisitions completed in May 2014 and July 2014, respectively, or for tw o-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015.

Refer to subsequent pages for additional details.

1. Total revenue eliminates intercompany sales from Pow ertrain to Motorparts.

2. Other Operating Expense includes amortization expense over projected period and amortization, impairment and other non-cash expenses on a historical basis. Certain historical “other operating expenses” and SG&A expenses may have been reclassified for purposes of financial projections, per Company management.

3. Approximately $15 million to $25 million of D&A expense incurred at corporate level annually. Accordingly, consolidated SG&A expense, D&A expense, EBITP and EBIT figures w ill not tie to sum of corresponding figures for each of Motorparts and Pow ertrain.

4. FY 2013 and FY 2014 contain $3 million and $1 million of corporate restructuring expense, respectively.

5. The Company has minority investments in 16 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects the aggregate of the Company’s pro rata share of earnings in such affiliates accounted for under the equity method (historical information is based on net earnings—no information is available on EBITDA).

6. The Company has 50% or greater ow nership interests in 21 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects aggregate of pro rata allocation of EBITDA in each such entity attributable to minority interests.

7. Total Adjustments

Extraordinary Restructuring Expenses $13 $71$74$55$20$29$7$7$10

Asset Impairments 8 24323200000

Goodw ill & Intangible Impairment Expense 0 1209410600000

Loss on Sale of Equity Method Investment 0 011000000

Financing Charges 7 691200000

Transaction Related Costs 5 166200000

Segmentation Costs 0 104200000

Other Non-Recurring Expenses 5 12000000

Total Adjustments $38 $248$232$209$20$29$7$7$10

8. Per Company management, each of Motorparts and Pow ertrain incurs approximately $5 million to $10 milllion of annual restructuring expenses in the ordinary course to preserve top-line and margin performance. Accordingly, adjustments for restructuring expense reflect levels above $7.5 million run-rate for each of Motorparts and Pow ertrain.

Historical adjustments other than restructuring and asset impairment charges not available on segmented basis.

Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.

Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.

CAGR refers to Compound Annual Grow th Rate.

CapEx refers to Capital Expenditures.

NA refers to Not Available.

Source: Piston management, including projections prepared by Piston management, Company Form 10-K filed on February 29, 2016, Company Form 10-Q filed on July 27, 2016.

CONFIDENTIAL 11

Selected Powertrain Historical and Projected Financial Data

(dollars in millions) Fiscal Year Ended December 31, LTM EndedFiscal Year Ending December 31,HistoricalProjected

2013 201420156/30/20162016E2017E2018E2019E2020E2013—20152015—2020

Shipments $4,173 $4,430$4,450$4,445$4,490$4,906$5,206$5,478$5,714CAGRCAGR

Growth % — 6.2%0.5%—0.9%9.3%6.1%5.2%4.3%

Net Revenue¹ $3,889 $4,163$4,198$4,217$4,253$4,666$4,966$5,238$5,4743.9%5.5%

Growth % — 7.0%0.8%—1.3%9.7%6.4%5.5%4.5%

Less: Cost of Goods Sold 3,372 3,6303,6613,6753,6784,0044,2374,4674,668

Gross Profit $517 $533$537$542$575$662$729$771$806

Margin% 13.3% 12.8%12.8%12.9%13.5%14.2%14.7%14.7%14.7%

Less: Selling, General and Administrative Expenses² 344 334388386349386400413421

Less: Restructuring Expense 17 5933392100315

Less: Other Operating Expense² 0 0002722292929

Add: Depreciation & Amortization Expense 178 196208219217219236261264

Add: Earnings in Non-consolidated JVs Attributable to Pow ertrain³ 25 3543494647525252

Less: EBITDA in Consolidated JVs Attributable to Minority Interests NA 1718182023262829

Add: Adjustments 15 595559140008

Adjusted EBITDA $374 $413$403$425$434$497$562$611$6363.9%9.5%

Growth % 22.7% 10.4%-2.3%—7.7%14.5%13.1%8.7%4.0%

Margin% 9.6% 9.9%9.6%10.1%10.2%10.7%11.3%11.7%11.6%

Add: Pension (and OPEB) Expense 48 4453536062625753

Adjusted EBITDAP $421 $457$456$478$494$560$625$668$6894.1%8.6%

Growth % — 8.4%-0.1%—8.4%13.2%11.6%6.9%3.1%

Margin % 10.8% 11.0%10.9%11.3%11.6%12.0%12.6%12.8%12.6%

Less: Depreciation & Amortization Expense 178 196208219217219236261264

Adjusted EBITP $243 $261$248$259$277$341$389$407$4251.0%11.3%

Less: Pension (and OPEB) Expense 48 4453536062625753

Adjusted EBIT $196 $217$195$206$217$278$326$350$372-0.1%13.7%

Margin % 5.0% 5.2%4.7%4.9%5.1%6.0%6.6%6.7%6.8%

Adjusted EBITDAP—CapEx $145 $189$155$169$196$267$336$358$369

Adjusted EBITDA—CapEx $98 $145$102$116$136$204$273$301$316

Note: Historical financials show n above do not reflect pro forma adjustments for tw o-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015. Per Company management, 2015 revenue and EBITDA

w ould need to be adjusted by $107 million and $13 million, respectively, to reflect pro forma full-year impact of TRW-Valvetrain acquisition. Per Company management, full year 2015 revenue and EBITDA for TRW-Valvetrain of $524 million and $67 million, respectively, approximates 2013 and 2014 performance of the entity.

1. Net revenue adjusted for intercompany transactions.

2. “Other operating expenses” have been combined w ith SG&A expenses in historical periods given insufficient segment-level detail.

3. The Company has minority investments in 16 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects the aggregate of Pow ertrain’s pro rata share of earnings in such affiliates accounted for under the equity method (historical information is based on net earnings—no information is available on EBITDA).

4. The Company has 50% or greater ow nership interests in 21 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets and 100% of EBITDA associated w ith such JVs associated w ith Pow ertrain is consolidated in above financials. The above reflects aggregate of Pow ertrain’s pro rata allocation of EBITDA in each such entity attributable to minority interests.

5. Total Adjustments

Extraordinary Restructuring Expenses $10 $52$26$32$14$0$0$0$8

Asset Impairments 5 7292700000

Total Adjustments $15 $59$55$59$14$0$0$0$8

6. Per Company management, Pow ertrain incurs approximately $5 million to $10 milllion of annual restructuring expenses in the ordinary course to preserve top-line and margin performance. Accordingly, adjustments for restructuring expense reflect levels above $7.5 million run-rate for Pow ertrain.

Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.

Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.

CAGR refers to Compound Annual Grow th Rate.

CapEx refers to Capital Expenditures.

NA refers to Not Available.

Source: Piston management, including projections prepared by Piston management, Company Form 10-K filed on February 29, 2016, Company Form 10-Q filed on July 27, 2016.

CONFIDENTIAL 12

Selected Motorparts Historical and Projected Financial Data

(dollars in millions)	Fiscal Year Ended December 31, 2013	2014	2015	LTM Ended 6/30/2016	Fiscal Year Ending December 31, 2016E	2017E	2018E	2019E	2020E	Historical 2013 - 2015 CAGR	Projected 2015 - 2020 CAGR
Shipments	$2,935	$3,192	$3,253	$3,258	$3,283	$3,282	$3,365	$3,389	$3,533		
Growth %	--	*8.8%*	*1.9%*	--	*0.9%*	*0.0%*	*2.5%*	*0.7%*	*4.2%*		
Net Revenue[1]	$2,897	$3,154	$3,221	$3,226	$3,249	$3,248	$3,331	$3,355	$3,499	5.4%	1.7%
Growth %	--	*8.9%*	*2.1%*	--	*0.9%*	*0.0%*	*2.6%*	*0.7%*	*4.3%*		
Less: Cost of Goods Sold	2,394	2,630	2,684	2,643	2,638	2,592	2,629	2,664	2,766		
Gross Profit	$503	$524	$537	$583	$611	$656	$702	$691	$733		
Margin%	*17.4%*	*16.6%*	*16.7%*	*18.1%*	*18.8%*	*20.2%*	*21.1%*	*20.6%*	*20.9%*		
Less: Selling, General and Administrative Expenses[2]	396	469	456	469	453	456	465	470	477		
Less: Restructuring Expense	1	26	56	31	14	36	15	15	10		
Less: Other Operating Expense[2]	0	0	0	0	39	43	43	43	43		
Add: Depreciation & Amortization Expense	100	114	119	123	130	140	146	146	146		
Add: Earnings in Non-consolidated JVs Attributable to Motorparts[3]	9	13	13	12	11	13	15	16	18		
Less: EBITDA in Consolidated JVs Attributable to Minority Interests[4]	NA	2	2	2	3	3	4	4	5		
Add: Adjustments[5]	2	36	52	29	6	29	7	7	2		
Adjusted EBITDA	$217	$189	$206	$243	$250	$299	$344	$328	$365	-2.5%	12.1%
Growth %	*22.7%*	*-12.8%*	*9.1%*	--	*21.1%*	*19.8%*	*14.9%*	*-4.5%*	*11.1%*		
Margin%	*7.5%*	*6.0%*	*6.4%*	*7.5%*	*7.7%*	*9.2%*	*10.3%*	*9.8%*	*10.4%*		
Add: Pension (and OPEB) Expense	8	8	9	9	8	9	9	8	8		
Adjusted EBITDAP	$225	$197	$215	$252	$258	$308	$353	$337	$373	-2.3%	11.6%
Growth %	--	*-12.5%*	*9.2%*	--	*19.8%*	*19.6%*	*14.4%*	*-4.6%*	*10.8%*		
Margin %	*7.8%*	*6.3%*	*6.7%*	*7.8%*	*7.9%*	*9.5%*	*10.6%*	*10.0%*	*10.7%*		
Less: Depreciation & Amortization Expense	100	114	119	123	130	140	146	146	146		
Adjusted EBITP	$125	$83	$96	$129	$128	$168	$207	$191	$227	-12.4%	18.7%
Less: Pension (and OPEB) Expense	8	8	9	9	8	9	9	8	8		
Adjusted EBIT	$117	$75	$87	$120	$120	$159	$198	$182	$219	-13.6%	20.2%
Margin %	*4.0%*	*2.4%*	*2.7%*	*3.7%*	*3.7%*	*4.9%*	*5.9%*	*5.4%*	*6.3%*		
Adjusted EBITDAP - CapEx	$139	$67	$84	$147	$123	$182	$233	$217	$263		
Adjusted EBITDA - CapEx	$131	$59	$75	$138	$115	$173	$224	$208	$255		

Note: Historical financials shown above do not reflect pro forma adjustments for Affinia and Honeywell acquisitions completed in May 2014 and July 2014, respectively. Per Company management, 2014 revenue and EBITDA would need to be adjusted by $65 million and $7 million, respectively, to reflect pro forma full-year impact of Affinia acquisition, and 2014 revenue and EBITDA would need to be adjusted by $238 million and ($7) million, respectively, to reflect pro forma full-year impact of Honeywell acquisition. Per Company management, Affinia was expected to contribute annual revenue of $200 million and EBITDA of $20 million. Per Company management, at the time of the acquisition, Honeywell had annual revenue of $450 million with break-even EBITDA; however, Honeywell was expected to be fully blended within the Braking business and ultimately reach ~10% EBITDA margins (before corporate allocations).

1. Net revenue adjusted for intercompany transactions.
2. "Other operating expenses" have been combined with SG&A expenses in historical periods given insufficient segment-level detail.
3. The Company has minority investments in 16 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects the aggregate of Motorparts' pro rata share of earnings in such affiliates accounted for under the equity method (historical information based on net earnings - no information is available on EBITDA).
4. The Company has 50% or greater ownership interests in 21 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets and 100% of EBITDA associated with such JVs associated with Motorparts is consolidated in above financials. The above reflects aggregate of Motorparts' pro rata allocation of EBITDA in each such entity attributable to minority interests.
5. Total Adjustments

	2013	2014	2015	LTM 6/30/2016	2016E	2017E	2018E	2019E	2020E
Extraordinary Restructuring Expenses[6]	$0	$19	$49	$24	$6	$29	$7	$7	$2
Asset Impairments	2	17	3	5	0	0	0	0	0
Total Adjustments	$2	$36	$52	$29	$6	$29	$7	$7	$2

6. Per Company management, Motorparts incurs approximately $5 million to $10 million of annual restructuring expenses in the ordinary course to preserve top-line and margin performance. Accordingly, adjustments for restructuring expense reflect levels above $7.5 million run-rate for Motorparts.

Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CAGR refers to Compound Annual Growth Rate.
CapEx refers to Capital Expenditures.
NA refers to Not Available.
Source: Piston management, including projections prepared by Piston management, Company Form 10-K filed on February 29, 2016, Company Form 10-Q filed on July 27, 2016.

CONFIDENTIAL
HOULIHAN LOKEY | 13

Selected Companies Analysis (EBITDAP)

(dollars in millions, except per share values)

Selected Company	Closing Stock Price[3]	Equity Market Value[3,4]	Adjusted Enterprise Value[3,4]	Adjusted Enterprise Value[1] to Adjusted EBITDAP[2]		
				LTM	CY 2016E[5]	CY 2017E[5]
Powertrain						
BorgWarner Inc.	$35.10	$7,553.3	$9,999.2	6.6x	6.5x	6.2x
Carraro SpA	$1.45	$62.9	$286.1	6.1x	*NA*	*NA*
Cummins Inc.	$126.16	$21,301.0	$22,226.0	7.8x	8.7x	8.9x
Dana Incorporated	$14.68	$2,115.9	$3,334.7	6.0x	5.2x	5.0x
DENSO Corporation	$41.33	$32,762.7	$32,473.5	5.0x	5.2x	5.0x
ElringKlinger AG	$17.68	$1,120.3	$1,848.7	7.1x	6.9x	6.1x
Linamar Corp.	$41.03	$2,697.1	$3,729.5	4.8x	4.6x	4.3x
Metaldyne Performance Group Inc.	$16.17	$1,121.4	$2,842.9	5.8x	5.5x	5.3x
Modine Manufacturing Company	$11.23	$540.0	$718.2	6.1x	5.8x	5.1x
Schaeffler AG	$15.90	$10,591.8	$17,310.4	6.2x	6.1x	5.8x
Low				4.8x	4.6x	4.3x
High				7.8x	8.7x	8.9x
Median				6.1x	5.8x	5.3x
Mean				6.2x	6.0x	5.7x
Motorparts						
Dorman Products, Inc.	$64.09	$2,224.3	$2,136.4	12.3x	11.8x	11.0x
Genuine Parts Company	$103.41	$15,480.7	$16,218.1	13.1x	12.1x	11.4x
Motorcar Parts of America, Inc.	$29.06	$568.7	$590.3	11.7x	7.8x	6.2x
Standard Motor Products Inc.	$45.51	$1,048.1	$1,137.8	9.7x	9.2x	9.0x
Low				9.7x	7.8x	6.2x
High				13.1x	12.1x	11.4x
Median				12.0x	10.5x	10.0x
Mean				11.7x	10.2x	9.4x

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Adjusted Enterprise Value equals equity market value + minority interest + debt outstanding + preferred stock – cash and cash equivalents + tax-effected underfunded pension and post-employment liabilities.
2. For selected companies, CY 2016E and CY 2017E pension expense assumed to equal LTM pension expense.
3. Based on closing stock prices as of September 2, 2016.
4. Based on reported fully-diluted shares.
5. Multiples based on forward-looking financial information for DENSO Corporation, Motorcar Parts of America, Inc. and Modine Manufacturing Company have been calendarized to the Company's fiscal year-end of December 31. All other companies shown have December 31 fiscal year-ends.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
LTM refers to Latest 12 Months.
NA refers to Not Available.
Source: Bloomberg, Capital IQ, public filings.

CONFIDENTIAL
HOULIHAN LOKEY | 14

Consolidated Discounted Cash Flow Analysis

Perpetuity Growth Rate (Pension-Adjusted)

(dollars in millions) Terminal

Fiscal Year Ending December 31,Value

2016E¹2017E2018E2019E2020E Assumptions Implied 2020E Adjusted

Revenue $3,681$7,914$8,297$8,593$8,973$8,973EBITDAP Terminal Multiple

Revenue Growth % 1.1%5.5%4.8%3.6%4.4%—Discount Rate1.75%2.00%2.25%

Less: Cost of Goods Sold 3,0876,5966,8667,1317,4347,4349.75%5.7x5.9x6.1x

Less: Selling, General and Administrative Expenses 41486688690191391810.25%5.3x5.5x5.7x

Less: Restructuring Expense 14361518251510.75%5.0x5.2x5.4x

Less: Other Operating Expense 416572737272

Add: Depreciation & Amortization Expense 193384404426425430

Add: Earnings in Non-consolidated JVs Attributable to Piston 24 6067687070

Less: EBITDA in Consolidated JVs Attributable to Minority Interests 11 2629323434

Add: Pension (and OPEB) Expense 377171656161

EBITDAP $368$840$971$997$1,052$1,061

Less: Depreciation and Amortization Expense 193384404426425430PV of Terminal Value

EBITP $175$456$567$571$627$631as a % of Enterprise Value

Less: Taxes² 3591113114125126Discount Rate1.75%2.00%2.25%

Unlevered Earnings $140$365$454$457$501$5059.75%76.5%77.1%77.7%

Add: Depreciation and Amortization Expense 19338440442642543010.25%75.3%75.8%76.5%

Add: Non-cash Restructuring Expense 14361518251510.75%74.0%74.6%75.2%

Less: Restructuring Payments 575321252515

Less: Capital Expenditures 239419409430430430

Less: Change in Net Working Capital (63)173476032

Add: Cash Flow from Non-consolidated JVs³ (24)(14)(17)(18)(19)0

Unlevered Free Cash Flows $90$282$391$421$417$473

PV ofPV of Terminal Value

Cash FlowsBased on Perpetual Growth Rate forImplied Enterprise Value

2016E—2020E2020E Unlevered Free Cash Flow

Discount Rate 1.75%2.00%2.25%1.75%2.00%2.25%

9.75% 0.098 $1,296$4,218$4,365$4,521$5,514$5,661$5,817

10.25% 0.103 $1,283+$3,902$4,030$4,166=$5,185$5,313$5,449

10.75% 0.108 $1,270$3,622$3,734$3,854$4,892$5,005$5,124

Note: Present values as of September 5, 2016; mid-year convention applied. Refer to WACC calculation in Appendix for derivation of discount rate.

1. Represents 6.0-month stub period. Calculated as FY 2016 estimated figures, per Company management, less 1H 2016 actual figures, per Company public filings.

2. Tax at 20.0%, per Company management.

3. Represents difference betw een earnings in non-consolidated JVs and dividends received from non-consolidated JVs.

4. Terminal value assumptions include: (i) depreciation and amortization expense equal to capital expenditures, (ii) normalized w orking capital levels for Pow ertrain and Motorparts based on approximately 20% of change in revenue, per Company management, (iii) non-consolidated JV earnings equal to dividends, per Company management, and (iv) normalized restructuring expense at $15 million, per Company management.

5. Implied from corresponding discount rate and perpetual grow th rate applied to 2020E unlevered free cash flow . Show n for informational purposes.

EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense.

EBITP refers to Earnings Before Interest, Taxes and Pension (and OPEB) Expense.

Source: Piston management, including projections prepared by Piston management.

CONFIDENTIAL 15

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21

5. Disclaimer 37

Recent Piston Stock Price Performance

- Piston's VWAP per share as of September 2, 2016 was $8.46 per share since the Initial IEP Proposal (February 29, 2016), $8.74 per share since the Revised IEP Proposal (June 20, 2016) and $8.98 per share since August 1, 2016.
- Since the Initial IEP Proposal, 28.1 million shares (representing approximately 84% of Piston's overall trading volume) have traded at $9.25 per share or below. Since the Revised IEP Proposal, 5.9 million shares (representing approximately 99% of Piston's overall trading volume) have traded at $9.25 per share or below. Since August 1, 2016, the number of shares traded at $9.25 per share or below is 2.0 million, representing approximately 97% of Piston's overall trading volume.

Recent Stock Price and Volume Information



Share Price
Volume (in millions)
$10.50
$10.00
$9.50
$9.00
$8.50
$8.00
$7.50
$7.00
$6.50
2.000
1.800
1.600
1.400
1.200
1.000
0.800
0.600
0.400
0.200
0.000
Closing Stock Price as of 9/2/2016 $9.24
VWAP Since 8/1/2016 $8.98
VWAP Since 6/20/2016 $8.74
VWAP Since 2/29/2016 $8.46
Revised IEP Proposal $8.00
Initial IEP Proposal $7.00
2/29/2016
3/21/2016
4/11/2016
5/2/2016
5/23/2016
6/13/2016
7/4/2016
7/25/2016
8/15/2016
Volume
Stock Price
Initial IEP Proposal
Revised IEP Proposal
VWAP Since 2/29/2016
VWAP Since 6/20/2016
VWAP Since 8/1/2016
Closing Stock Price as of 9/2/2016

(number of shares in thousands)

Period[1]	Total Number of Shares Traded	Volume Traded above $9.25[2] Shares Traded	% of Total	% of Float
Since Initial IEP Proposal (February 29, 2016)	33,404	5,291	15.8%	17.5%
Since Revised IEP Proposal (June 20, 2016)	5,983	67	1.1%	0.2%
Since August 1, 2016	2,037	67	3.3%	0.2%

1. *As of September 2, 2016.*
2. *Does not reflect intraday prices.*

Source: Capital IQ.

CONFIDENTIAL

HOULIHAN LOKEY | 17

Relative Historical Stock Price Performance

Five-Year Relative Price Stock Performance

Piston Index of Selected Powertrain Companies

Index of Selected Motorparts Companies S&P 500 Index

220.0%

Date Range: (9/2/2011—9/2/2016)

200.0% Piston: -42.8%

Index of Selected Pow ertrain Companies¹: 21.4%

180.0% Index of Selected Motorparts Companies²: 86.8%

160.0% S&P 500 Index: 85.7%

140.0%

120.0%

100.0%

80.0%

60.0%

40.0%

20.0%

0.0%

9/2/2011 9/2/2012 9/2/20139/2/20149/2/20159/2/2016

1. Shown for informational purposes. Index consists of BorgWarner Inc., Carraro SpA, Cummins Inc., Dana Incorporated, DENSO Corporation, ElringKlinger AG, Linamar Corp., Metaldyne

Performance Group Inc., Modine Manufacturing Company, and Schaeffler AG.

2. Shown for informational purposes. Index consists of Dorman Products, Inc., Genuine Parts Company, Motorcar Parts of America, Inc., and Standard Motor Products Inc.

Source: Capital IQ.

CONFIDENTIAL 18

Relative Historical Stock Price Performance (cont.)

Relative Stock Price Performance since 12/31/2015

Piston Index of Selected Powertrain CompaniesDate Range: (12/31/2015—9/1/2016)

Index of Selected Motorparts Companies S&P 500 Index Piston: 34.9%

Index of Selected Pow ertrain Companies¹: 23.9%

170.0% Index of Selected Motorparts Companies²: 21.1%

160.0% S&P 500 Index: 6.7%

150.0% 3

140.0% 5

4

130.0%

120.0%

2

110.0%

100.0% 1

90.0%

80.0%

70.0%

60.0%

50.0%

12/31/2015 1/31/2016 2/29/20163/31/20164/30/20165/31/20166/30/20167/31/20168/31/2016

Dates Stock PriceAnnouncement

1 1/15/2016 $4.62Piston cancels plan to spinoff aftermarket division

2 2/29/2016 $7.26Piston releases FY 2015 financial results; IEP announces initial IEP proposal of $7.00 per share

3 4/27/2016 $9.80Piston releases Q1 2016 financial results; Company press release indicates IEP has communicated that it is not currently considering selling its stake in Piston

4 6/20/2016 $8.48IEP announces Revised IEP Proposal of $8.00 per share

5 7/27/2016 $9.16Piston releases Q2 2016 financial results

1. Shown for informational purposes. Index consists of BorgWarner Inc., Carraro SpA, Cummins Inc., Dana Incorporated, DENSO Corporation, ElringKlinger AG, Linamar Corp., Metaldyne Performance Group

Inc., Modine Manufacturing Company, and Schaeffler AG.

2. Shown for informational purposes. Index consists of Dorman Products, Inc., Genuine Parts Company, Motorcar Parts of America, Inc., and Standard Motor Products Inc.

Source: Capital IQ.

CONFIDENTIAL 19

Five-Year Relative EV/EBITDA Multiples (Informational)



Piston
Index of Selected Powertrain Companies
Index of Selected Motorparts Companies
EV/EBITDA LTM Multiple
15.0x
14.0x
13.0x
12.0x
11.0x
10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
9/2/2011
9/2/2012
9/2/2013
9/2/2014
9/2/2015
9/2/2016

	2/26/2016	Current[1]	Five-Year Average
Piston	6.0x	6.6x	6.9x
Index of Selected Powertrain Companies[2]	5.6x	5.8x	6.7x
Index of Selected Motorparts Companies[3]	10.8x	12.5x	10.5x

Note: Similar data on an EBITDAP basis may show a different relationship for Piston relative to selected companies. Shown for informational purposes.
Note: Multiples shown above are sourced from Capital IQ; as such, certain multiples may differ slightly from figures shown on other pages due to differences in EBITDA adjustments.
1. As of September 2, 2016.
2. Represents median EV/EBITDA multiple of selected companies: BorgWarner Inc., Carraro SpA, Cummins Inc., Dana Holding Corporation, DENSO Corporation, ElringKlinger AG, Linamar Corp., Metaldyne Performance Group Inc., Modine Manufacturing Company, and Schaeffler AG.
3. Represents median EV/EBITDA multiple of selected companies: Dorman Products, Inc., Genuine Parts Company, Motorcar Parts of America, Inc., and Standard Motor Products Inc.
EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization.
EV refers to Enterprise Value.
Source: Capital IQ.

CONFIDENTIAL
HOULIHAN LOKEY | 20

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21 Cost of Capital Considerations 22 Selected Companies—Operating Statistics 28 Company Financial Performance Observations 32 Implied Premiums Paid Observations 35

5. Disclaimer 37

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21 Cost of Capital Considerations 22 Selected Companies—Operating Statistics 28 Company Financial Performance Observations 32 Implied Premiums Paid Observations 35

5. Disclaimer 37

Weighted Average Cost of Capital Calculation Summary

(Pension-Adjusted)

Powertrain

Computed Pension-Adjusted Weighted Average Cost of Capital 9.8%

Motorparts

Computed Pension-Adjusted Weighted Average Cost of Capital 10.6%

Weighted Average Cost of Capital 10.2%

Selected Pension-Adjusted Weighted Average Cost of Capital Range 9.75% — 10.75%

Source: Refer to the four following pages for details.

CONFIDENTIAL 23

Weighted Average Cost of Capital Calculation – Powertrain (Pension-Adjusted)

(dollars in millions)

Selected Company	Debt + Pension Liability[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt + Pension Liab. to Equity Market Value	Debt + Pension Liab. to Total Capitalization	Preferred Stock to Equity Market Value	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
BorgWarner Inc.	2,866.5	0.0	7,553.3	10,419.8	37.9%	27.5%	0.0%	0.0%	72.5%
Carraro SpA	312.1	0.0	62.9	375.0	496.1%	83.2%	0.0%	0.0%	16.8%
Cummins Inc.	1,871.0	0.0	21,301.0	23,172.0	8.8%	8.1%	0.0%	0.0%	91.9%
Dana Incorporated	2,032.8	0.0	2,115.9	4,148.7	96.1%	49.0%	0.0%	0.0%	51.0%
DENSO Corporation	4,399.6	0.0	32,762.7	37,162.3	13.4%	11.8%	0.0%	0.0%	88.2%
ElringKlinger AG	773.1	0.0	1,120.3	1,893.4	69.0%	40.8%	0.0%	0.0%	59.2%
Linamar Corp.	1,351.1	0.0	2,697.1	4,048.2	50.1%	33.4%	0.0%	0.0%	66.6%
Metaldyne Performance Group Inc.	1,886.7	0.0	1,121.4	3,008.2	168.2%	62.7%	0.0%	0.0%	37.3%
Modine Manufacturing Company	235.7	0.0	540.0	775.6	43.7%	30.4%	0.0%	0.0%	69.6%
Schaeffler AG	7,257.2	0.0	10,591.8	17,849.1	68.5%	40.7%	0.0%	0.0%	59.3%
Median	$1,878.9	$0.0	$2,406.5	$4,098.5	59.3%	37.0%	0.0%	0.0%	63.0%
Mean	$2,298.6	$0.0	$7,986.6	$10,285.2	105.2%	38.8%	0.0%	0.0%	61.2%

Selected Company	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
BorgWarner Inc.	1.56	1.19	6.50%	0.86%	12.9%	3.6%	NA	10.2%
Carraro SpA	0.91	0.18	6.50%	5.60%	13.5%	4.3%	NA	5.1%
Cummins Inc.	1.44	1.34	6.50%	0.57%	11.9%	3.9%	NA	11.2%
Dana Incorporated	1.87	1.06	6.50%	1.49%	15.6%	5.2%	NA	10.0%
DENSO Corporation	1.22	1.10	6.50%	-0.36%	9.5%	1.0%	NA	8.5%
ElringKlinger AG	1.18	0.76	6.50%	1.62%	11.3%	2.0%	NA	7.3%
Linamar Corp.	1.24	0.89	6.50%	1.49%	11.5%	5.1%	NA	9.0%
Metaldyne Performance Group Inc.	1.15 *	0.49 *	6.50%	1.62%	11.1%	2.6%	NA	5.4%
Modine Manufacturing Company	1.69	1.25	6.50%	2.04%	15.0%	5.5%	NA	11.8%
Schaeffler AG	1.18 *	0.76 *	6.50%	0.57%	10.2%	3.6%	NA	7.2%
Median	1.34	1.08			11.7%	3.8%	NA	8.7%
Mean	1.39	0.97			12.2%	3.7%	NA	8.6%

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Debt amount and tax-effected underfunded pension liability based on most recent public filing as of September 2, 2016.
2. Preferred stock amount as stated in most recent public filing as of September 2, 2016.
3. Equity market value based on closing price on September 2, 2016 and on reported fully-diluted shares as stated in most recent public filing as of September 2, 2016.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock + tax-effected underfunded pension liability.
5. Based on actual five-year weekly beta per Bloomberg, as of September 2, 2016.
6. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt + Pension Liab. to Equity Market Value)) + (Preferred Stock to Equity Market Value)).
7. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. 2016 Duff & Phelps Valuation Handbook ("Handbook").
9. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of September 2, 2016, based on 20-year U.S. Treasury Bond Yield.
10. Based on selected company weighted average interest rate per most recent public filings, including weighted average discount rate assumptions used to determine benefit obligations as of September 2, 2016.
11. Based on selected company weighted average preferred dividend per most recent public filings as of September 2, 2016.
12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).
See next page for tax rate assumption.
NA refers to Not Available.
*Not reflected in median and mean data given insufficient trading history.
Sources: Capital IQ and Bloomberg.

CONFIDENTIAL
HOULIHAN LOKEY | 24

Weighted Average Cost of Capital Calculation – Powertrain (Pension-Adjusted) (cont.)

Market Assumptions	
Risk-Free Rate of Return[1]	1.95%
Equity Risk Premium[2]	6.50%
Size Premium[3]	1.63%
Tax Rate[4]	20.00%

Capital Structure Assumptions	
Debt + Pension Liab. to Total Capitalization[5]	37.0%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	63.0%
Debt + Pension Liab. to Equity Market Value	58.8%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt[5]	3.8%
Cost of Preferred Stock[5]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	1.08
Computed Levered Beta[7]	1.58
Cost of Equity[8]	13.9%

Computed Powertrain Weighted Average Cost of Capital[9]	**9.8%**

1. Risk-Free Rate of Return as of September 2, 2016, based on 20-year U.S. Treasury Bond Yield.
2. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Handbook.
4. Per Company management.
5. Based on review of corresponding metrics of selected companies listed on previous page.
6. Based on review of selected companies' unlevered betas listed on previous page.
7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt + Pension Liab. to Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.
8. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
9. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.

NA refers to Not Available.

Source: Capital IQ and Bloomberg.

CONFIDENTIAL HOULIHAN LOKEY 25

Weighted Average Cost of Capital Calculation – Motorparts (Pension-Adjusted)

(dollars in millions)

Selected Company	Debt + Pension Liability[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt + Pension Liab. to Equity Market Value	Debt + Pension Liab. to Total Capitalization	Preferred Stock to Equity Market Value	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
Dorman Products, Inc.	$0.0	$0.0	$2,224.3	$2,224.3	0.0%	0.0%	0.0%	0.0%	100.0%
Genuine Parts Company	958.5	0.0	15,480.7	16,439.1	6.2%	5.8%	0.0%	0.0%	94.2%
Motorcar Parts of America, Inc.	43.3	0.0	568.7	612.0	7.6%	7.1%	0.0%	0.0%	92.9%
Standard Motor Products Inc.	102.1	0.0	1,048.1	1,150.2	9.7%	8.9%	0.0%	0.0%	91.1%
Median	$72.7	$0.0	$1,636.2	$1,687.3	6.9%	6.5%	0.0%	0.0%	93.5%
Mean	$276.0	$0.0	$4,830.4	$5,106.4	5.9%	5.4%	0.0%	0.0%	94.6%

Selected Company	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
Dorman Products, Inc.	1.12	1.12	6.50%	1.49%	10.7%	NA *	NA	10.7%
Genuine Parts Company	1.01	0.97	6.50%	0.57%	9.1%	3.2%	NA	8.7%
Motorcar Parts of America, Inc.	1.16	1.09	6.50%	2.04%	11.5%	3.1%	NA	10.9%
Standard Motor Products Inc.	1.38	1.28	6.50%	1.62%	12.6%	2.3%	NA	11.6%
Median	1.14	1.10			11.1%	3.1%	NA	10.8%
Mean	1.17	1.11			11.0%	2.8%	NA	10.5%

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Debt amount and tax-effected underfunded pension liability based on most recent public filing as of September 2, 2016.
2. Preferred stock amount as stated in most recent public filing as of September 2, 2016.
3. Equity market value based on closing price on September 2, 2016 and on reported fully-diluted shares as stated in most recent public filing as of September 2, 2016.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock + tax-effected underfunded pension liability.
5. Based on actual five-year weekly beta per Bloomberg, as of September 2, 2016.
6. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt + Pension Liab. to Equity Market Value)) + (Preferred Stock to Equity Market Value)).
7. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. 2016 Duff & Phelps Valuation Handbook ("Handbook").
9. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of September 2, 2016, based on 20-year U.S. Treasury Bond Yield.
10. Based on selected company weighted average interest rate per most recent public filings, including weighted average discount rate assumptions used to determine benefit obligations as of September 2, 2016.
11. Based on selected company weighted average preferred dividend per most recent public filings as of September 2, 2016.
12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).
See next page for tax rate assumption.
NA refers to Not Available.
*Not reflected in median and mean data given insufficient trading history.
Sources: Capital IQ and Bloomberg.

CONFIDENTIAL
HOULIHAN LOKEY 26

Weighted Average Cost of Capital Calculation – Motorparts (Pension-Adjusted) (cont.)

Market Assumptions	
Risk-Free Rate of Return[1]	1.95%
Equity Risk Premium[2]	6.50%
Size Premium[3]	1.63%
Tax Rate[4]	20.00%

Capital Structure Assumptions	
Debt + Pension Liab. to Total Capitalization[5]	6.5%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	93.5%
Debt + Pension Liab. to Equity Market Value	6.9%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt[5]	3.1%
Cost of Preferred Stock[5]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	1.10
Computed Levered Beta[7]	1.17
Cost of Equity[8]	11.2%

Computed Motorparts Weighted Average Cost of Capital[9]	**10.6%**

1. Risk-Free Rate of Return as of September 2, 2016, based on 20-year U.S. Treasury Bond Yield.
2. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Handbook.
4. Per Company management.
5. Based on review of corresponding metrics of selected companies listed on previous page.
6. Based on review of selected companies' unlevered betas listed on previous page.
7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt + Pension Liab. to Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.
8. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
9. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.

NA refers to Not Available.
Source: Capital IQ and Bloomberg.

CONFIDENTIAL
HOULIHAN LOKEY | 27

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21

Cost of Capital Considerations 22

Selected Companies—Operating Statistics 28

Company Financial Performance Observations 32

Implied Premiums Paid Observations 35

5. Disclaimer 37

Selected Powertrain Companies – Operating Statistics

Size (LTM Revenue, millions)	
DENSO Corporation	$43,275.9
Cummins Inc.	$18,205.0
Schaeffler AG	$14,740.4
BorgWarner Inc.	$8,604.9
Dana Incorporated	$5,838.0
Linamar Corp.	$4,373.6
Powertrain	**$4,217.0**
Metaldyne Performance Group Inc.	$2,949.8
ElringKlinger AG	$1,708.8
Modine Manufacturing Company	$1,353.6
Carraro SpA	$701.1

Size[1] (Enterprise Value as of 9/2/2016, millions)	
DENSO Corporation	$31,013.1
Cummins Inc.	$22,226.0
Schaeffler AG	$16,126.9
BorgWarner Inc.	$9,767.5
Linamar Corp.	$3,729.5
Dana Incorporated	$2,969.9
Metaldyne Performance Group Inc.	$2,820.3
ElringKlinger AG	$1,750.8
Modine Manufacturing Company	$653.9
Carraro SpA	$286.1

Relative Depreciation (LTM Depreciation to LTM Adjusted EBITDA)	
Cummins Inc.	18.7%
BorgWarner Inc.	23.9%
Schaeffler AG	29.6%
Linamar Corp.	30.7%
Dana Incorporated	31.4%
DENSO Corporation	40.1%
ElringKlinger AG	40.5%
Modine Manufacturing Company	43.9%
Metaldyne Performance Group Inc.	46.2%
Powertrain	**51.5%**
Carraro SpA	59.9%

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Carraro SpA	3.0%
Cummins Inc.	3.8%
Dana Incorporated	4.9%
Linamar Corp.	6.1%
BorgWarner Inc.	6.1%
Modine Manufacturing Company	6.9%
Metaldyne Performance Group Inc.	7.0%
Powertrain	**7.3%**
DENSO Corporation	7.4%
Schaeffler AG	7.8%
ElringKlinger AG	11.1%

Historical Growth (CY 2014 to CY 2015 Revenue)	
Linamar Corp.	23.8%
ElringKlinger AG	13.7%
Schaeffler AG	9.1%
DENSO Corporation	5.0%
Powertrain	**0.8%**
Cummins Inc.	(0.6%)
Metaldyne Performance Group Inc.	(3.1%)
BorgWarner Inc.	(3.4%)
Carraro SpA	(7.4%)
Dana Incorporated	(8.4%)
Modine Manufacturing Company	(9.6%)

Projected Growth (CY 2015 to CY 2016E Revenue)	
Linamar Corp.	19.0%
BorgWarner Inc.	14.0%
ElringKlinger AG	4.5%
Schaeffler AG	2.0%
Powertrain	**1.3%**
DENSO Corporation	(0.2%)
Modine Manufacturing Company	(2.6%)
Dana Incorporated	(4.1%)
Metaldyne Performance Group Inc.	(6.2%)
Cummins Inc.	(8.7%)
Carraro SpA	NA

Projected Growth (CY 2015 to CY 2017E Revenue)	
Linamar Corp.	12.8%
BorgWarner Inc.	9.1%
Powertrain	**5.4%**
ElringKlinger AG	4.4%
Schaeffler AG	3.3%
DENSO Corporation	1.1%
Modine Manufacturing Company	(0.6%)
Dana Incorporated	(0.8%)
Metaldyne Performance Group Inc.	(1.9%)
Cummins Inc.	(5.1%)
Carraro SpA	NA

Projected Growth (CY 2016E to CY 2017E Revenue)	
Powertrain	**9.7%**
Linamar Corp.	7.0%
Schaeffler AG	4.6%
BorgWarner Inc.	4.5%
ElringKlinger AG	4.4%
Metaldyne Performance Group Inc.	2.7%
Dana Incorporated	2.5%
DENSO Corporation	2.3%
Modine Manufacturing Company	1.5%
Cummins Inc.	(1.4%)
Carraro SpA	NA

Historical Growth (CY 2014 to CY 2015 Adjusted EBITDA)	
Linamar Corp.	26.6%
Schaeffler AG	8.1%
DENSO Corporation	3.9%
Cummins Inc.	2.5%
Modine Manufacturing Company	1.6%
Metaldyne Performance Group Inc.	(1.7%)
Powertrain	**(2.3%)**
BorgWarner Inc.	(3.0%)
ElringKlinger AG	(5.1%)
Carraro SpA	(7.5%)
Dana Incorporated	(18.7%)

Projected Growth (CY 2015 to CY 2016E Adjusted EBITDA)	
Linamar Corp.	16.2%
Dana Incorporated	10.1%
Modine Manufacturing Company	8.9%
BorgWarner Inc.	7.9%
Powertrain	**7.7%**
Schaeffler AG	4.3%
Metaldyne Performance Group Inc.	3.0%
ElringKlinger AG	1.8%
DENSO Corporation	(6.8%)
Cummins Inc.	(15.6%)
Carraro SpA	NA

Projected Growth (CY 2015 to CY 2017E Adjusted EBITDA)	
Powertrain	**11.1%**
Modine Manufacturing Company	11.0%
Linamar Corp.	11.0%
ElringKlinger AG	7.5%
Dana Incorporated	7.0%
BorgWarner Inc.	6.1%
Schaeffler AG	4.8%
Metaldyne Performance Group Inc.	3.8%
DENSO Corporation	(1.8%)
Cummins Inc.	(9.3%)
Carraro SpA	NA

Projected Growth (CY 2016E to CY 2017E Adjusted EBITDA)	
Powertrain	**14.5%**
ElringKlinger AG	13.5%
Modine Manufacturing Company	13.2%
Linamar Corp.	6.1%
Schaeffler AG	5.3%
Metaldyne Performance Group Inc.	4.5%
BorgWarner Inc.	4.4%
Dana Incorporated	4.0%
DENSO Corporation	3.4%
Cummins Inc.	(2.4%)
Carraro SpA	NA

Note: No company used for comparative purposes is identical to Powertrain. Shown for informational purposes.
Note: Historical financials shown above do not reflect pro forma adjustments for two-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015. Per Company management, 2015 revenue and EBITDA would need to be adjusted by $107 million and $13 million, respectively, to reflect pro forma full-year impact of TRW-Valvetrain acquisition. Per Company management, full year 2015 revenue and EBITDA for TRW-Valvetrain of $524 million and $67 million, respectively, approximates 2013 and 2014 performance of the entity.
1. Based on public trading prices of common stock.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for which financial information has been made public.
CY refers to calendar year.
NA refers to Not Available.
Source: Public filings, Capital IQ, Bloomberg, Company management.

CONFIDENTIAL
HOULIHAN LOKEY | 29

Selected Powertrain Companies – Operating Statistics (cont.)

Pension (LTM Pension Expense to LTM Adjusted EBITDAP)	
DENSO Corporation	13.3%
Powertrain	**11.1%**
Schaeffler AG	4.7%
ElringKlinger AG	3.4%
Modine Manufacturing Company	3.0%
Cummins Inc.	2.5%
BorgWarner Inc.	2.4%
Metaldyne Performance Group Inc.	0.2%
Linamar Corp.	0.0%
Carraro SpA	0.0%
Dana Incorporated	(0.2%)

Pension[1] (Adjusted Pension Liability to Adjusted Enterprise Value)	
Carraro SpA	0.0%
Cummins Inc.	0.0%
Linamar Corp.	0.0%
Metaldyne Performance Group Inc.	0.8%
BorgWarner Inc.	2.3%
DENSO Corporation	4.5%
ElringKlinger AG	5.3%
Schaeffler AG	6.8%
Modine Manufacturing Company	9.0%
Dana Incorporated	10.9%

Pension (LTM Pension Expense to Adjusted Pension Liability)	
DENSO Corporation	59.5%
BorgWarner Inc.	16.1%
Schaeffler AG	11.1%
ElringKlinger AG	8.9%
Modine Manufacturing Company	5.6%
Metaldyne Performance Group Inc.	4.2%
Dana Incorporated	(0.3%)
Carraro SpA	NA
Cummins Inc.	NA
Linamar Corp.	NA
Powertrain	**NA**

Tax[2] (3-Year Average Effective Tax Rate)	
Powertrain	**20.0%**
Linamar Corp.	23.5%
DENSO Corporation	25.9%
ElringKlinger AG	26.2%
Cummins Inc.	27.0%
BorgWarner Inc.	28.4%
Dana Incorporated	31.5%
Metaldyne Performance Group Inc.	32.7%
Schaeffler AG	44.4%
Modine Manufacturing Company	46.1%
Carraro SpA	NMF

Profitability (LTM Adjusted EBITDA to LTM Revenue)	
Schaeffler AG	18.1%
Linamar Corp.	17.7%
BorgWarner Inc.	17.3%
Metaldyne Performance Group Inc.	16.5%
Cummins Inc.	15.2%
ElringKlinger AG	14.7%
DENSO Corporation	13.1%
Powertrain	**10.1%**
Dana Incorporated	9.5%
Modine Manufacturing Company	8.5%
Carraro SpA	6.7%

Profitability (CY 2016E Adjusted EBITDA to CY 2016E Revenue)	
Schaeffler AG	18.1%
Metaldyne Performance Group Inc.	18.0%
Linamar Corp.	17.2%
BorgWarner Inc.	16.5%
ElringKlinger AG	14.8%
Cummins Inc.	14.2%
DENSO Corporation	12.6%
Dana Incorporated	11.1%
Powertrain	**10.2%**
Modine Manufacturing Company	8.9%
Carraro SpA	NA

Profitability (CY 2017E Adjusted EBITDA to CY 2017E Revenue)	
Metaldyne Performance Group Inc.	18.3%
Schaeffler AG	18.3%
Linamar Corp.	17.0%
BorgWarner Inc.	16.5%
ElringKlinger AG	16.1%
Cummins Inc.	14.1%
DENSO Corporation	12.8%
Dana Incorporated	11.2%
Powertrain	**10.7%**
Modine Manufacturing Company	10.0%
Carraro SpA	NA

Profitability (LTM Free Cash Flow Conversion)	
Cummins Inc.	75.2%
Linamar Corp.	65.6%
BorgWarner Inc.	64.5%
Metaldyne Performance Group Inc.	57.8%
Schaeffler AG	56.7%
Carraro SpA	54.3%
Dana Incorporated	48.5%
DENSO Corporation	43.4%
Powertrain	**27.2%**
ElringKlinger AG	24.0%
Modine Manufacturing Company	18.8%

Profitability (LTM Adjusted FCF to LTM Revenue)	
Linamar Corp.	11.6%
Cummins Inc.	11.4%
BorgWarner Inc.	11.1%
Schaeffler AG	10.3%
Metaldyne Performance Group Inc.	9.5%
DENSO Corporation	5.7%
Dana Incorporated	4.6%
Carraro SpA	3.6%
ElringKlinger AG	3.5%
Powertrain	**2.7%**
Modine Manufacturing Company	1.6%

Profitability (CY 2016E Adjusted FCF to CY 2016E Revenue)	
Metaldyne Performance Group Inc.	10.9%
BorgWarner Inc.	10.9%
Cummins Inc.	10.6%
Schaeffler AG	10.5%
Linamar Corp.	9.8%
Dana Incorporated	5.4%
DENSO Corporation	5.0%
ElringKlinger AG	3.6%
Modine Manufacturing Company	3.4%
Powertrain	**3.2%**
Carraro SpA	NA

Profitability (CY 2017E Adjusted FCF to CY 2017E Revenue)	
Metaldyne Performance Group Inc.	11.3%
BorgWarner Inc.	10.8%
Schaeffler AG	10.6%
Cummins Inc.	10.3%
Linamar Corp.	8.0%
ElringKlinger AG	6.6%
Dana Incorporated	6.1%
DENSO Corporation	5.6%
Modine Manufacturing Company	5.0%
Powertrain	**4.4%**
Carraro SpA	NA

Profitability (3-Year Average Free Cash Flow Conversion)	
Cummins Inc.	74.1%
Dana Incorporated	65.1%
Schaeffler AG	64.6%
Metaldyne Performance Group Inc.	62.8%
BorgWarner Inc.	62.1%
Linamar Corp.	60.9%
Carraro SpA	49.8%
DENSO Corporation	43.4%
ElringKlinger AG	37.8%
Modine Manufacturing Company	29.6%
Powertrain	**28.9%**

Note: No company used for comparative purposes is identical to Pow ertrain. Show n for informational purposes.
Note: Historical financials show n above do not reflect pro forma adjustments for tw o-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015. Per Company management, 2015 revenue and EBITDA w ould need to be adjusted by $107 million and $13 million, respectively, to reflect pro forma full-year impact of TRW-Valvetrain acquisition. Per Company management, full year 2015 revenue and EBITDA for TRW-Valvetrain of $524 million and $67 million, respectively, approximates 2013 and 2014 performance of the entity.
1. Based on public trading prices of common stock.
2. Piston's projected tax rate is 20.0%.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
Adjusted FCF refers to Adjusted Free Cash Flow , w hich is represented as Adjusted EBITDA less Capital Expenditures.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for w hich financial information has been made public.
CY refers to calendar year.
NA refers to Not Available.
Source: Public filings, Capital IQ, Bloomberg, Company management.

CONFIDENTIAL
HOULIHAN LOKEY | 30

Selected Motorparts Companies – Operating Statistics

Size (LTM Revenue, millions)	
Genuine Parts Company	$15,221.5
Motorparts	**$3,226.0**
Standard Motor Products Inc.	$1,002.9
Dorman Products, Inc.	$833.5
Motorcar Parts of America, Inc.	$368.5

Size[1] (Enterprise Value as of 9/2/2016, millions)	
Genuine Parts Company	$16,034.7
Dorman Products, Inc.	$2,136.4
Standard Motor Products Inc.	$1,135.9
Motorcar Parts of America, Inc.	$590.3

Relative Depreciation (LTM Depreciation to LTM Adjusted EBITDA)	
Motorcar Parts of America, Inc.	6.2%
Dorman Products, Inc.	10.3%
Genuine Parts Company	11.3%
Standard Motor Products Inc.	16.1%
Motorparts	**50.5%**

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Genuine Parts Company	0.8%
Motorcar Parts of America, Inc.	1.3%
Standard Motor Products Inc.	1.8%
Dorman Products, Inc.	2.5%
Motorparts	**3.3%**

Historical Growth (CY 2014 to CY 2015 Revenue)	
Motorcar Parts of America, Inc.	22.3%
Dorman Products, Inc.	6.9%
Motorparts	**2.1%**
Genuine Parts Company	(0.4%)
Standard Motor Products Inc.	(0.9%)

Projected Growth (CY 2015 to CY 2016E Revenue)	
Motorcar Parts of America, Inc.	17.9%
Standard Motor Products Inc.	7.9%
Dorman Products, Inc.	6.9%
Genuine Parts Company	1.3%
Motorparts	**0.9%**

Projected Growth (CY 2015 to CY 2017E Revenue)	
Motorcar Parts of America, Inc.	15.7%
Dorman Products, Inc.	7.6%
Standard Motor Products Inc.	6.6%
Genuine Parts Company	2.4%
Motorparts	**0.4%**

Projected Growth (CY 2016E to CY 2017E Revenue)	
Motorcar Parts of America, Inc.	13.6%
Dorman Products, Inc.	8.3%
Standard Motor Products Inc.	5.3%
Genuine Parts Company	3.6%
Motorparts	**(0.0%)**

Historical Growth (CY 2014 to CY 2015 Adjusted EBITDA)	
Motorcar Parts of America, Inc.	24.4%
Motorparts	**9.1%**
Dorman Products, Inc.	6.5%
Genuine Parts Company	(0.5%)
Standard Motor Products Inc.	(14.0%)

Projected Growth (CY 2015 to CY 2016E Adjusted EBITDA)	
Motorcar Parts of America, Inc.	65.2%
Standard Motor Products Inc.	24.9%
Motorparts	**21.1%**
Dorman Products, Inc.	12.0%
Genuine Parts Company	6.4%

Projected Growth (CY 2015 to CY 2017E Adjusted EBITDA)	
Motorcar Parts of America, Inc.	43.6%
Motorparts	**20.5%**
Standard Motor Products Inc.	13.2%
Dorman Products, Inc.	9.5%
Genuine Parts Company	6.2%

Projected Growth (CY 2016E to CY 2017E Adjusted EBITDA)	
Motorcar Parts of America, Inc.	24.8%
Motorparts	**19.8%**
Dorman Products, Inc.	7.0%
Genuine Parts Company	5.9%
Standard Motor Products Inc.	2.5%

Pension (LTM Pension Expense to LTM Adjusted EBITDAP)	
Motorparts	**3.6%**
Standard Motor Products Inc.	2.6%
Motorcar Parts of America, Inc.	0.7%
Dorman Products, Inc.	0.0%
Genuine Parts Company	(0.8%)

Pension[1] (Adjusted Pension Liability to Adjusted Enterprise Value)	
Dorman Products, Inc.	0.0%
Motorcar Parts of America, Inc.	0.0%
Standard Motor Products Inc.	0.2%
Genuine Parts Company	1.1%

Pension (LTM Pension Expense to Adjusted Pension Liability)	
Standard Motor Products Inc.	159.2%
Genuine Parts Company	(5.5%)
Dorman Products, Inc.	NA
Motorcar Parts of America, Inc.	NA
Motorparts	**NA**

Tax[2] (3-Year Average Effective Tax Rate)	
Motorparts	**20.0%**
Standard Motor Products Inc.	36.0%
Genuine Parts Company	36.0%
Dorman Products, Inc.	36.2%
Motorcar Parts of America, Inc.	49.8%

Profitability (LTM Adjusted EBITDA to LTM Revenue)	
Dorman Products, Inc.	20.8%
Motorcar Parts of America, Inc.	13.6%
Standard Motor Products Inc.	11.4%
Genuine Parts Company	8.2%
Motorparts	**7.5%**

Profitability (CY 2016E Adjusted EBITDA to CY 2016E Revenue)	
Dorman Products, Inc.	21.2%
Motorcar Parts of America, Inc.	18.2%
Standard Motor Products Inc.	11.5%
Genuine Parts Company	8.7%
Motorparts	**7.7%**

Profitability (CY 2017E Adjusted EBITDA to CY 2017E Revenue)	
Dorman Products, Inc.	20.9%
Motorcar Parts of America, Inc.	20.1%
Standard Motor Products Inc.	11.2%
Motorparts	**9.2%**
Genuine Parts Company	8.9%

Profitability (LTM Free Cash Flow Conversion)	
Motorcar Parts of America, Inc.	90.6%
Genuine Parts Company	90.2%
Dorman Products, Inc.	88.0%
Standard Motor Products Inc.	84.2%
Motorparts	**56.7%**

Profitability (LTM Adjusted FCF to LTM Revenue)	
Dorman Products, Inc.	18.3%
Motorcar Parts of America, Inc.	12.3%
Standard Motor Products Inc.	9.6%
Genuine Parts Company	7.4%
Motorparts	**4.3%**

Profitability (CY 2016E Adjusted FCF to CY 2016E Revenue)	
Dorman Products, Inc.	18.7%
Motorcar Parts of America, Inc.	17.1%
Standard Motor Products Inc.	10.1%
Genuine Parts Company	7.8%
Motorparts	**3.5%**

Profitability (CY 2017E Adjusted FCF to CY 2017E Revenue)	
Motorcar Parts of America, Inc.	19.0%
Dorman Products, Inc.	18.4%
Genuine Parts Company	8.0%
Motorparts	**5.3%**
Standard Motor Products Inc.	NA

Profitability (3-Year Average Free Cash Flow Conversion)	
Motorcar Parts of America, Inc.	91.5%
Genuine Parts Company	90.7%
Standard Motor Products Inc.	86.3%
Dorman Products, Inc.	83.2%
Motorparts	**43.3%**

Note: No company used for comparative purposes is identical to Motorparts. Shown for informational purposes.
Note: Historical financials shown above do not reflect pro forma adjustments for Affinia and Honeywell acquisitions completed in May 2014 and July 2014, respectively. Per Company management, 2014 revenue and EBITDA would need to be adjusted by $65 million and $7 million, respectively, to reflect pro forma full-year impact of Affinia acquisition, and 2014 revenue and EBITDA would need to be adjusted by $238 million and ($7) million, respectively, to reflect pro forma full-year impact of Honeywell acquisition. Per Company management, Affinia was expected to contribute annual revenue of $200 million and EBITDA of $20 million. Per Company management, at the time of the acquisition, Honeywell had annual revenue of $450 million with break-even EBITDA; however, Honeywell was expected to be fully blended within the Braking business and ultimately reach ~10% EBITDA margins (before corporate allocations).
1. Based on public trading prices of common stock.
2. Piston's projected tax rate is 20.0%.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
Adjusted FCF refers to Adjusted Free Cash Flow, which is represented as Adjusted EBITDA less Capital Expenditures.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for which financial information has been made public.
CY refers to calendar year.
NA refers to Not Available.
Source: Public filings, Capital IQ, Bloomberg, Company management.

CONFIDENTIAL

HOULIHAN LOKEY | 31

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21

Cost of Capital Considerations 22

Selected Companies—Operating Statistics 28

Company Financial Performance Observations 32

Implied Premiums Paid Observations 35

5. Disclaimer 37

Company Historical Budget vs. Actual Performance

- The tables below illustrate the financial performance of the Company relative to the budget prepared by the Company's management in each of the last two fiscal years.
  - In order to facilitate a "true" comparison to the budget, the actual performance figures below exclude the impact of acquisitions announced in the same year (i.e., 2014 budget and actual performance exclude impact of Honeywell and Affinia in the case of Motorparts, and 2015 budget and actual performance exclude the impact of TRW/Valvetrain in the case of Powertrain).

	2014			2015		
(dollars in millions)	Actual	Budget	Variance	Actual	Budget	Variance
Powertrain						
Revenue	4,430	4,333	2.2%	4,033	4,552	-11.4%
EBITDA	431	438	-1.6%	374	476	-21.4%
EBITDA Margin	9.7%	10.1%	-0.4%	9.3%	10.5%	-1.2%
Motorparts						
Revenue	2,860	2,935	-2.6%	3,253	3,556	-8.5%
EBITDA	188	230	-18.3%	216	280	-22.9%
EBITDA Margin	6.6%	7.8%	-1.3%	6.6%	7.9%	-1.2%

Note: 2014 figures for Motorparts exclude impact of Affinia and Honeywell acquisitions.
2015 figures for Powertrain exclude impact of TRW Valvetrain acquisition.
Source: Company management.

CONFIDENTIAL
HOULIHAN LOKEY | 33

Historical and Projected Restructuring Activity

- The table below shows historical and projected restructuring payments by segment, as well as consolidated restructuring expense.

(dollars in millions)	2008A	2009A	2010A	2011A	2012A	2013A	2014A	2015A	2016E	2017E	2018E	2019E	2020E	2008A-2015A Avg.	2016E-2020E Avg.
Restructuring															
Powertrain Restructuring Payments			$27	$17	$7	$13	$27	$35	$39	$2	$6	$10	$15	$21	$14
Motorparts Restructuring Payments			$8	$3	$6	$10	$25	$24	$42	$51	$15	$15	$10	$13	$27
Consolidated Restructuring Payments	$40	$94	$36	$21	$15	$23	$52	$59	$81	$53	$21	$25	$25	$43	$41
Consolidated Restructuring Expense	$132	$32	$8	$5	$26	$21	$86	$89	$35	$36	$15	$18	$25	$50	$26

Source: Public filings, Company management.

CONFIDENTIAL

HOULIHAN LOKEY | 34

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21 Cost of Capital Considerations 22 Selected Companies—Operating Statistics 28 Company Financial Performance Observations 32 Implied Premiums Paid Observations 35

5. Disclaimer 37

Implied Premiums Paid Observations

Announced	Effective	Target	Acquiror	Implied Premiums Paid[1] 1-Day[2]	5-Day[2]	1-Month
10/15/2015	01/21/2016	Montupet SA	Linamar Corp.	15.7%	29.2%	7.9%
07/14/2015	12/02/2015	Miba Aktiengesellschaft	Mitterbauer Beteiligungs AG	22.5%	22.8%	20.2%
07/13/2015	11/10/2015	Remy International, Inc.	BorgWarner Inc.	43.7%	39.9%	34.2%
07/10/2014	05/15/2015	ZF TRW Automotive Holdings Corp.	ZF Friedrichshafen AG	15.5%	16.0%	23.1%
06/23/2014	09/19/2014	Letrika d.d.	MAHLE Holding Austria GmbH	24.0%	22.2%	29.3%
			Low	15.5%	16.0%	7.9%
			High	43.7%	39.9%	34.2%
			Median	22.5%	22.8%	23.1%
			Mean	24.3%	26.0%	22.9%
02/29/2016	Pending	Piston	IEP	85.7%	108.3%	93.9%

Mergerstat Control Premium Study	Q2 2016 Domestic Transactions	7/1/15-6/30/16 Domestic and International Transactions	7/1/15-6/30/16 Transportation Equipment Transactions
Low	(22.3%)	(96.2%)	5.8%
High	227.2%	498.8%	43.7%
Median[3]	33.5%	31.6%	36.5%
Mean[3]	45.7%	46.3%	28.7%

Average One-Day Prior Acquisition Premiums



35%
33%
30%
31%
31%
36%
35%
2011
2012
2013
2014
2015
Q1 '16
Q2 '16

Average Four-Week Prior Acquisition Premiums



36%
38%
35%
35%
34%
35%
38%
2011
2012
2013
2014
2015
Q1 '16
Q2 '16

Note: No target shown for comparative purposes is identical to Powertrain, Motorparts or the Company. No transaction shown for comparative purposes is identical to a transaction involving the Company.
List of transactions shown above consists of a subset of transactions shown in illustrative selected transactions in the appendix as it only includes information for targets that were publicly traded prior to acquisition.
Implied premiums shown for IEP / Piston at Per Share Transaction Consideration of $9.25 per share. Based on unaffected stock prices.
1. Based on closing stock price data.
2. Indicates number of trading day(s) prior to announcement of transaction.
3. Excludes negative premiums.
CY refers to Calendar Year.
NA refers to Not Available.
Source: Capital IQ, Thomson Reuters, Mergerstat.

CONFIDENTIAL

HOULIHAN LOKEY | 36

Page

1. Executive Summary 3

2. Financial Analyses 8

3. Selected Public Market Observations 16

4. Appendix 21

5. Disclaimer 37

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Federal-Mogul Holdings Corporation (“Piston” or the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent.

Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Committee, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses , and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. Houlihan Lokey’s or its affiliates’ proprietary interests may conflict with the Company’s interests. Houlihan Lokey may have advised, may seek to advise and may in the future advise one or more participants in the Transaction and/or other companies mentioned in the materials.

CONFIDENTIAL 38

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